UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials

☐	Soliciting Material Pursuant Rule §240.14a-12
9 Meters Biopharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 4a-6(i)(1) and 0-11

                    8480 Honeycutt Road, Suite 120
Raleigh, NC 27615

URGENT – TIME IS SHORT
PLEASE VOTE YOUR PROXY TODAY

September 29, 2022
Dear Stockholder,

According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of 9 Meters Biopharma, Inc., which on September 23rd had to be adjourned due to lack of quorum, and which is scheduled to resume on October 21, 2022. If you have not voted, we urge you to do so as promptly as possible. Your vote is very important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated August 2, 2022, the Board of Directors unanimously recommends that you vote “FOR” the Nasdaq Proposal. Please vote via the internet or phone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ John Temperato
John Temperato
President and Chief Executive Officer

THREE EASY WAYS TO VOTE
D.F. King & Co, Inc.
Call Toll-Free: (866) 829-1035
Email: 9meters@dfking.com